                                                                     EXHIBIT 99e


                          THE STANDARD PRODUCTS COMPANY

               COLLECTIVELY BARGAINED SAVINGS AND RETIREMENT PLAN

              FOR THE EMPLOYEES OF THE REID DIVISION COVERED BY THE

                  COLLECTIVE BARGAINING AGREEMENT WITH UNITED

                     STEELWORKERS OF AMERICA LOCAL NO. 3586

    FINANCIAL STATEMENTS AS OF JUNE 30, 1998 (UNAUDITED) AND 1997 (UNAUDITED)

                          THE STANDARD PRODUCTS COMPANY

               COLLECTIVELY BARGAINED SAVINGS AND RETIREMENT PLAN

              FOR THE EMPLOYEES OF THE REID DIVISION COVERED BY THE

                   COLLECTIVE BARGAINING AGREEMENT WITH UNITED

                     STEELWORKERS OF AMERICA LOCAL NO. 3586


                          INDEX TO FINANCIAL STATEMENTS





Financial Statements-

  Statement of Net Assets Available for Plan Benefits as of June 30, 1998
    (unaudited)

  Statement of Net Assets Available for Plan Benefits as of June 30, 1997
    (unaudited)

  Statement of Changes in Net Assets Available for Plan Benefits for the Year
    Ended June 30, 1998 (unaudited)


Notes to Financial Statements


Schedule I - Items 15f - Schedule of Assets Held for Investment Purposes as of June 30, 1998 (unaudited)

Schedule II - Item 15l - Schedule of Reportable Transactions for the Year Ended June 30, 1998 (unaudited)

                          THE STANDARD PRODUCTS COMPANY

               COLLECTIVELY BARGAINED SAVINGS AND RETIREMENT PLAN

              FOR THE EMPLOYEES OF THE REID DIVISION COVERED BY THE

                   COLLECTIVE BARGAINING AGREEMENT WITH UNITED

                     STEELWORKERS OF AMERICA LOCAL NO. 3586


               STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS

                               AS OF JUNE 30, 1998
                                   (UNAUDITED)



                                                                                  Participant Directed
                                                     ------------------------------------------------------------------------------
                                                     Common                               Short                Investment
                                                     Stock       Equity        Index      Term      Balanced    Contract
                                                      Fund        Fund         Fund       Fund        Fund        Fund        Total
                                                      ----        ----         ----       ----        ----        ----        -----
INVESTMENTS, at fair value (Note 2):
  Standard Products Company Stock Fund               $ 5,165     $  --       $  --       $  --       $  --       $  --       $ 5,165
  Vanguard/Windsor II                                   --        31,522        --          --          --          --        31,522
  Vanguard Index Trust-500 Portfolio                    --          --        25,956        --          --          --        25,956
  Vanguard Money Market Reserves-Prime Portfolio        --          --          --         4,170        --          --         4,170
  Vanguard STAR Portfolio                               --          --          --          --         9,177        --         9,177
  Vanguard Retirement Savings Trust                     --          --          --          --          --           878         878
                                                     -------     -------     -------     -------     -------     -------     -------
         Total investments                             5,165      31,522      25,956       4,170       9,177         878      76,868
                                                     -------     -------     -------     -------     -------     -------     -------

RECEIVABLES
  Employees' contributions                               521       1,671       1,444         342         540          73       4,591
  Interest and dividends                                  41        --          --          --          --          --            41
                                                     -------     -------     -------     -------     -------     -------     -------
         Total receivables                               562       1,671       1,444         342         540          73       4,632
                                                     -------     -------     -------     -------     -------     -------     -------

NET ASSETS AVAILABLE FOR PLAN BENEFITS               $ 5,727     $33,193     $27,400     $ 4,512     $ 9,717     $   951     $81,500
                                                     =======     =======     =======     =======     =======     =======     =======




    The accompanying notes are an integral part of the financial statements.

                          THE STANDARD PRODUCTS COMPANY

               COLLECTIVELY BARGAINED SAVINGS AND RETIREMENT PLAN

              FOR THE EMPLOYEES OF THE REID DIVISION COVERED BY THE

                   COLLECTIVE BARGAINING AGREEMENT WITH UNITED

                     STEELWORKERS OF AMERICA LOCAL NO. 3586


               STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS

                               AS OF JUNE 30, 1997
                                   (UNAUDITED)




                                                                                  Participant Directed
                                                     ------------------------------------------------------------------------------
                                                     Common                               Short                Investment
                                                     Stock       Equity        Index      Term      Balanced    Contract
                                                      Fund        Fund         Fund       Fund        Fund        Fund        Total
                                                      ----        ----         ----       ----        ----        ----        -----
INVESTMENTS, at fair value (Note 2):
  Standard Products Company Stock Fund               $ 1,129     $  --       $  --       $  --       $  --       $  --       $ 1,129
  Vanguard/Windsor II                                   --         6,962        --          --          --          --         6,962
  Vanguard Index Trust-500 Portfolio                    --          --         5,600        --          --          --         5,600
  Vanguard Money Market Reserves-Prime Portfolio        --          --          --           874        --          --           874
  Vanguard STAR Portfolio                               --          --          --          --         2,183        --         2,183
  Vanguard Retirement Savings Trust                     --          --          --          --          --           187         187
                                                     -------     -------     -------     -------     -------     -------     -------
         Total investments                             1,129       6,962       5,600         874       2,183         187      16,935
                                                     -------     -------     -------     -------     -------     -------     -------

RECEIVABLES
  Employees' contributions                               233       1,615       1,268         214         467          45       3,842
  Interest and dividends                                   9        --          --          --          --          --             9
                                                     -------     -------     -------     -------     -------     -------     -------
         Total receivables                               242       1,615       1,268         214         467          45       3,851
                                                     -------     -------     -------     -------     -------     -------     -------

NET ASSETS AVAILABLE FOR PLAN BENEFITS               $ 1,371     $ 8,577     $ 6,868     $ 1,088     $ 2,650     $   232     $20,786
                                                     =======     =======     =======     =======     =======     =======     =======




    The accompanying notes are an integral part of the financial statements.

                          THE STANDARD PRODUCTS COMPANY

               COLLECTIVELY BARGAINED SAVINGS AND RETIREMENT PLAN

              FOR THE EMPLOYEES OF THE REID DIVISION COVERED BY THE

                   COLLECTIVE BARGAINING AGREEMENT WITH UNITED

                     STEELWORKERS OF AMERICA LOCAL NO. 3586


         STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS

                        FOR THE YEAR ENDED JUNE 30, 1998
                                   (UNAUDITED)




                                                                                  Participant Directed
                                                     ------------------------------------------------------------------------------
                                                     Common                               Short                Investment
                                                     Stock       Equity        Index      Term      Balanced    Contract
                                                      Fund        Fund         Fund       Fund        Fund        Fund        Total
                                                      ----        ----         ----       ----        ----        ----        -----
ADDITIONS:
  Employees' contributions                           $ 4,584     $19,985     $16,622     $ 4,126     $ 6,159     $   690     $52,166
  Net unrealized appreciation in fair value of
    investments                                           15       2,951       3,577        --           355        --         6,898
  Realized gains                                          58        --          --          --          --          --            58
  Interest and dividends                                 100       1,680         333         140         553          29       2,835
                                                     -------     -------     -------     -------     -------     -------     -------
               Total additions                         4,757      24,616      20,532       4,266       7,067         719      61,957
                                                     -------     -------     -------     -------     -------     -------     -------

DEDUCTIONS:
  Benefit payments                                       401        --          --           842        --          --         1,243
                                                     -------     -------     -------     -------     -------     -------     -------
               Total deductions                          401           0           0         842        --          --         1,243
                                                     -------     -------     -------     -------     -------     -------     -------

NET INCREASE                                           4,356      24,616      20,532       3,424       7,067         719      60,714

NET ASSETS AT BEGINNING OF YEAR                        1,371       8,577       6,868       1,088       2,650         232      20,786
                                                     -------     -------     -------     -------     -------     -------     -------

NET ASSETS AT END OF YEAR                            $ 5,727     $33,193     $27,400     $ 4,512     $ 9,717     $   951     $81,500
                                                     =======     =======     =======     =======     =======     =======     =======




    The accompanying notes are an integral part of the financial statements.

                          THE STANDARD PRODUCTS COMPANY

               COLLECTIVELY BARGAINED SAVINGS AND RETIREMENT PLAN

              FOR THE EMPLOYEES OF THE REID DIVISION COVERED BY THE

                   COLLECTIVE BARGAINING AGREEMENT WITH UNITED

                     STEELWORKERS OF AMERICA LOCAL NO. 3586


                          NOTES TO FINANCIAL STATEMENTS


(1)  SUMMARY OF PLAN

           General

              The Standard Products Company Collectively Bargained Savings and Retirement Plan for the Employees of the Reid Division Covered by the Collective Bargaining Agreement with United Steelworkers of America Local No. 3586 (the Plan) was established on January 1, 1997. The Plan is a defined contribution plan covering all employees who have completed the 60 day union probationary period and are covered by the collective bargaining agreement between the United Steelworkers of America Local No. 3586 and The Standard Products Company (the Company). The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

           Administration

              The Plan is administered by The Standard Products Collectively Bargained Savings and Retirement Plan Committee. The Plan has a trust agreement with the Vanguard Fiduciary Trust Company (the Trustee) to act as trustee and recordkeeper of the Plan's assets.

           Contributions

              Each year, participants may contribute up to 10 percent of their pretax compensation. There is no employer matching provision in the Plan.

           Participant Accounts

              Each participant's account is credited with the participant's contributions and the earnings of their investment funds.

           Vesting

              The participants are immediately vested in their contributions plus actual earnings thereon.

           Investment Options

              Upon enrollment in the Plan, a participant may direct employee contributions in 10 percent increments to any of six investment options.

                 Company Common Stock Fund - This fund invests in the Standard Products Company Stock Fund.

                 Equity Fund - This fund invests in the Vanguard/Windsor II Fund which consists of investments in a diversified group of out-of-favor stocks of large-capitalization companies.

                 Index Fund - This fund invests in the Vanguard Index Trust-500 Portfolio which consists of investments in all of the 500 stocks that make up the Standard & Poor's 500 Composite Stock Price Index.

                          THE STANDARD PRODUCTS COMPANY

               COLLECTIVELY BARGAINED SAVINGS AND RETIREMENT PLAN

              FOR THE EMPLOYEES OF THE REID DIVISION COVERED BY THE

                   COLLECTIVE BARGAINING AGREEMENT WITH UNITED

                     STEELWORKERS OF AMERICA LOCAL NO. 3586


                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


                 Short Term Investment Fund - This fund invests in the Vanguard Money Market Reserves-Prime Portfolio which consists of investments in short-term, high-quality money market instruments.

                 Balanced Fund - This fund invests in the Vanguard STAR Portfolio which consists of investments in nine Vanguard funds: six stock funds, two bond funds, and one money market fund.

                 Investment Contract Fund - This fund invests in the Vanguard Retirement Savings Trust which consists of investment contracts backed by financial institutions or by high-quality bonds and bond mutual funds owned by the Trust.

          Payment of Benefits

              In the event of retirement, death, termination, permanent disability or other separation from service, participants shall be entitled to receive an amount equal to the value of the vested interest in their accounts. Payment of benefits may be taken in a lump sum cash distribution or in various annuity options.

           Termination of the Plan

              Although it has not expressed any intent to do so, the Company has the right, under the Plan, to terminate the Plan subject to the provisions of ERISA.

(2)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

           Basis of Accounting

              The accompanying financial statements are prepared on the accrual basis of accounting.

           Investments

              The accompanying statements of net assets available for plan benefits reflect the Plan's investments at their fair market values as of June 30, 1998 and 1997. Net change in realized and unrealized appreciation and depreciation of investments is reflected as an adjustment of the Plan's equity balance in the accompanying statement of changes in net assets available for plan benefits. A summary of the Plan's investments at June 30, 1998, is presented in Schedule I.

              Purchases and sales of securities are recorded on a trade-date basis. Interest income is recognized when earned. Dividends are recorded on the ex-dividend date.

           Administrative Expenses

              The Company pays the administrative expenses of the Plan, including any expenses and fees of the Trustee.

           Use of Estimates

              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                          THE STANDARD PRODUCTS COMPANY

               COLLECTIVELY BARGAINED SAVINGS AND RETIREMENT PLAN

              FOR THE EMPLOYEES OF THE REID DIVISION COVERED BY THE

                   COLLECTIVE BARGAINING AGREEMENT WITH UNITED

                     STEELWORKERS OF AMERICA LOCAL NO. 3586


                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)



(3)      FEDERAL INCOME TAXES

          The Plan intends to apply for a favorable determination from the Internal Revenue Service on the qualification of the Plan under the Internal Revenue Code (IRC). The Plan administrator believes that the Plan is designed and is currently being operated in compliance with the applicable requirements of the IRC.

(4)      RELATED-PARTY TRANSACTIONS

          Certain Plan investments are shares of mutual funds managed by the trustee. There have been no known prohibited transactions with a party-in-interest.

(5)  RECONCILIATION OF FINANCIAL STATEMENTS TO FORM 5500

           The following is a reconciliation of net assets available for benefits according to the financial statements to Form 5500:


                                                                                                    June 30,
                                                                                              ---------------------
                                                                                              1998             1997
                                                                                              ----             ----
               Net assets available for benefits per the
                 Financial statements                                                        $81,500          $20,786
               Amounts allocated to withdrawing participants                                   4,729                0
                                                                                             -------          -------
               Net assets available for benefits per Form 5500                               $76,771          $20,786
                                                                                             =======          =======

           The following is a reconciliation of benefits paid to participants according to the financial statements to Form 5500:

                                                                                                    Year Ended
                                                                                                   June 30, 1998
                                                                                                   -------------
                Benefits paid to participants per the financial
                  Statements                                                                          $1,243
                Add- Amounts allocated to withdrawing participants
                  at June 30, 1998                                                                     4,729
                Less- Amounts allocated to withdrawing participants
                  at June 30, 1997                                                                         0

                                                                                                      ------
                Benefits paid to participants per Form 5500                                           $5,972
                                                                                                      ======


           Amounts allocated to withdrawing participants are recorded on Form
              5500 for benefit claims that have been processed and approved for payment prior to June 30 but not yet paid as of that date.

                                                                      SCHEDULE I




                          THE STANDARD PRODUCTS COMPANY

               COLLECTIVELY BARGAINED SAVINGS AND RETIREMENT PLAN

              FOR THE EMPLOYEES OF THE REID DIVISION COVERED BY THE

                   COLLECTIVE BARGAINING AGREEMENT WITH UNITED

                     STEELWORKERS OF AMERICA LOCAL NO. 3586

                           EIN: 34-0549970 - PLAN: 017

           ITEMS 15f - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES

                               AS OF JUNE 30, 1998
                                   (UNAUDITED)


    Shares/
   Par Value                             Description                                        Cost             Market
   ---------                             -----------                                        ----             ------
       342        *Standard Products Company Stock Fund                                    $ 5,111          $ 5,165

       965        *Vanguard/Windsor II                                                      28,148           31,522

       246        *Vanguard Index Trust-500 Portfolio                                       21,973           25,956

     4,170        *Vanguard Money Market Reserves-Prime Portfolio                            4,170            4,170

       488        *Vanguard STAR Portfolio                                                   8,748            9,177

       878        *Vanguard Retirement Savings Trust                                           878              878

                                                                                           -------          -------

                  Total                                                                    $69,028          $76,868
                                                                                           =======          =======


                         *Represents a party-in-interest

          The accompanying notes are an integral part of this schedule.

                                                                     SCHEDULE II





                          THE STANDARD PRODUCTS COMPANY

               COLLECTIVELY BARGAINED SAVINGS AND RETIREMENT PLAN

              FOR THE EMPLOYEES OF THE REID DIVISION COVERED BY THE

                   COLLECTIVE BARGAINING AGREEMENT WITH UNITED

                     STEELWORKERS OF AMERICA LOCAL NO. 3586

                           EIN: 34-0549970 - PLAN: 017

                 Item 15l - SCHEDULE OF REPORTABLE TRANSACTIONS

                        FOR THE YEAR ENDED JUNE 30, 1998
                                   (UNAUDITED)




 During the year ended June 30, 1998, the Plan had the following "reportable transactions", as defined, involving an amount in excess of 5% of the net assets available for plan benefits at the beginning of the year, July 1, 1997:

    Shares/                                                              Purchase Cost/          Historical          Gain
   Par Value                   Description                                Sale Proceeds             Cost            (Loss)
   ---------                   -----------                                -------------             ----            ------
                  *Standard Products Company Stock
                     Fund-
     23               Sales                                                    402                    332               70
    283               Purchases                                              4,364                  4,364              N/A
                  *Vanguard/Windsor II-
    713               Purchases                                             21,609                 21,609              N/A
                  *Vanguard STAR Portfolio-
    362               Purchases                                              6,639                  6,639              N/A
                  *Vanguard Index Trust-500 Portfolio-
    179               Purchases                                             16,779                 16,779              N/A
                  *Vanguard Money Market Reserves-
                     Prime Portfolio-
    842               Sales                                                    842                    842               -
  4,138               Purchases                                              4,138                  4,138              N/A

                  Individual Transactions:

                  *Vanguard Index Trust-500 Portfolio-
     15               Purchases 7/11/97                                      1,268                  1,268               -
     13               Purchases 9/12/97                                      1,123                  1,123               -
     14               Purchases 10/7/97                                      1,319                  1,319               -
     15               Purchases 11/14/97                                     1,310                  1,310               -
     15               Purchases 12/8/97                                      1,365                  1,365               -
     18               Purchases 1/15/98                                      1,590                  1,590               -
     14               Purchases 2/18/98                                      1,306                  1,306               -
     13               Purchases 3/12/98                                      1,326                  1,326               -
     15               Purchases 4/17/98                                      1,543                  1,543               -
     10               Purchases 5/14/98                                      1,070                  1,070               -
     22               Purchases 6/4/98                                       2,209                  2,209               -
                  *Vanguard/Windsor II-
     57               Purchases 7/11/97                                      1,615                  1,615               -
     45               Purchases 8/11/97                                      1,299                  1,299               -
     46               Purchases 9/12/97                                      1,356                  1,356               -
     57               Purchases 10/7/97                                      1,768                  1,768               -
     53               Purchases 11/14/97                                     1,565                  1,565               -
     52               Purchases 12/8/97                                      1,627                  1,627               -
     53               Purchases 12/12/97                                     1,489                  1,489               -
     72               Purchases 1/15/98                                      1,981                  1,981               -
     56               Purchases 2/18/98                                      1,676                  1,676               -
     48               Purchases 3/12/98                                      1,488                  1,488               -
     54               Purchases 4/17/98                                      1,789                  1,789               -
     39               Purchases 5/14/98                                      1,274                  1,274               -
     77               Purchases 6/4/98                                       2,492                  2,492               -


                         *Represents a party-in-interest


          The accompanying notes are an integral part of this schedule.